As filed with the Securities and Exchange Commission on August 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRXADE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-3673928
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3840 Land O’ Lakes Boulevard

Land O’ Lakes, Florida 34639

(Address of principal executive offices)

Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan

(Full title of the plans)

Suren Ajjarapu

Chief Executive Officer

Trxade Group, Inc.

3840 Land O’ Lakes Boulevard

Land O’ Lakes, Florida 34639

(Name and address of agent for service)

(800) 261-0281

(Telephone number, including area code, of agent for service)

Copy to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)(2)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.00001 per share	1,734,901 shares (3)	$6.22	(4)	$10,791,084.22	$1,400.68

Common Stock, par value $0.00001 per share	217,965 shares (5)	$6.22	(4)	$1,355,742.30	$175.98

Common Stock, par value $0.00001 per share	47,134 shares (6)	$6.17	(7)	$290,816.78	$37.75

Total	2,000,000 shares			$12,437,643	$1,614.41

(1)	This Registration Statement on Form S-8 relates to the Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”) of Trxade Group, Inc. (the “Registrant” or the “Company”). An aggregate of 2,000,000 shares of the Registrant’s common stock, par value $0.00001 per share (the “Common Stock”) have been or may currently be issued under the 2019 Plan. Registered in this Registration Statement are (a) 1,734,901 shares of Common Stock reserved for future issuance under the 2019 Plan (see footnote (3)), the offer and sale of which are being registered herein; (b) 217,965 restricted shares of Common Stock previously issued under the 2019 Plan, the resale of which are being registered herein (see footnote (5)); and (c) 47,134 shares of Common Stock issuable upon the exercise of outstanding options granted under the 2019 Plan (see footnote (6)).

(2)	In accordance with Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Represents shares reserved for issuance pursuant to future awards under the Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on August 12, 2020, which date is within five business days prior to filing this Registration Statement.

(5)	Represents restricted shares of Common Stock issued to officers, directors and consultants of the Registrant pursuant to the 2019 Plan to be registered for resale.

(6)	Represents shares of Common Stock issuable upon exercise of outstanding options granted to employees of the Registrant under the 2019 Plan with an exercise price of (a) $6.12 per share (31,750 options to purchase shares of common stock granted on April 14, 2020) and (b) $6.26 per share (15,284 options to purchase shares of common stock granted on July 23, 2020).

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon the weighted average price at which such options (31,750 options to purchase shares of common stock at an exercise price of $6.12 per share and 15,284 options to purchase shares of common stock at $6.26 per share) may be exercised.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Trxade Group, Inc. (“we”, “us”, “our”, the “Company” or “Registrant”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register:

●	217,965 shares of restricted stock previously issued under the Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan;

●	47,134 shares of Common Stock issuable upon exercise of outstanding options previously granted under the Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan; and

●	1,734,901 shares of Common Stock reserved for future awards under the Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan.

This Registration Statement contains two parts. The first part of this Registration Statement contains Information Required in the Registration Statement pursuant to Form S-8. The second part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of certain shares referred to therein that constitute “control securities” or “restricted securities,” within the meaning of Form S-8, by certain of the Company’s stockholders, as more fully set forth therein. The resale prospectus relates to shares of Common Stock, $0.00001 par value per share, the Registrant previously issued to certain consultants, officers and directors of the Company pursuant to the Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the Reoffer Prospectus is a part, constitutes a “Reoffer Prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to General Instruction C of Form S-8, the Reoffer Prospectus may be used for reoffers or resales of Common Stock which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in in the Reoffer Prospectus.

Item 1. Plan Information.

The Company will provide each recipient (the “Recipients”) of an award under the 2019 Plan with documents that contain information related to the 2019 Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Mr. Howard A. Doss

Chief Financial Officer

Trxade Group, Inc.

3840 Land O’ Lakes Blvd.

Land O’ Lakes, Florida 34639

(800) 261-0281

REOFFER PROSPECTUS

TRXADE GROUP, INC.

217,965 SHARES OF COMMON STOCK

This reoffer prospectus (“prospectus”) covers the resale of an aggregate of up to 217,965 shares (the “Shares”) of our common stock, $0.00001 par value per share (the “Common Stock”) by the selling stockholders listed in this prospectus, certain of whom are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The selling stockholders acquired such shares pursuant to grants and awards made under the Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan, referred to in this prospectus as the “Plan.”

We will not receive any proceeds from sales of the shares of our Common Stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the Shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Each selling stockholder and any broker executing selling orders on behalf of a selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act. If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares of Common Stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.

Shares of our Common Stock are listed on the NASDAQ Capital Market under the symbol “MEDS.” On August 10, 2020, the last reported sale price of our Common Stock was $6.89 per share.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. In reviewing this reoffer prospectus, you should carefully consider the matters described under the heading “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is August 14, 2020.

ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “Trxade,” “we,” “us,” “our,” “ours” and similar terms refer to Trxade Group, Inc. and its consolidated subsidiaries.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the selling stockholders presently intend to sell any or all of the shares so listed.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The selling stockholders are offering the Common Stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the sale of the Common Stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s (the “SEC’s”) offices mentioned under the heading “Where You Can Find More Information.”

Our logo and some of our trademarks and tradenames are used in this prospectus and the documents incorporated by reference herein. This prospectus and the documents incorporated by reference herein also include trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus and the documents incorporated by reference herein may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus, and incorporated by reference herein, are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus and incorporated herein by reference, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus or incorporated herein by reference, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to Trxade Group, Inc., is also based on our good faith estimates.

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PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, this prospectus. It does not contain all of the information you should consider. As such, before making an investment decision, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, especially the risks of investing in our securities as discussed under “Risk Factors” herein and therein.

Overview

We have designed and developed, and now own and operate, a business-to-business web-based marketplace focused on the US pharmaceutical industry. Our core service brings the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities.

Our services provide pricing transparency, purchasing capabilities and other value-added services on a single platform focused on serving the nation’s approximately 22,000 independent pharmacies with annual purchasing power of $78 billion (according to the National Community of Pharmacists Association’s 2018 Digest). Our national wholesale supply partners are able to fulfill orders on our platform in real-time and provide pharmacies with cost-saving payment terms and next-day delivery capabilities in unrestrictive states under the Model State Pharmacy Act and Model Rules of the National Association of Boards of Pharmacy (Model Act). We have expanded significantly since 2015 and now have over 11,725 registered pharmacy members purchasing products on our sales platform.

Our Principal Products and Services and their Markets.

Trxade.com is a web-based pharmaceutical marketplace engaged in promoting and enabling commerce among independent pharmacies and large pharmaceutical suppliers nationally. Our marketplace has hundreds of suppliers providing over 20,000 branded and generic drugs available for purchase by pharmacists. We already serve over 11,725 independent pharmacies with access to our proprietary pharmaceutical database, data analytics regarding medication pricing, and manufacturer return policies. We generate revenues from these services by charging a transaction fee to the seller of the products for sales conducted via our Trxade platform. The buyers do not bear the cost of transaction fees for the purchases which they make, nor do they pay a fee to join or register with our platform. Substantially all of our revenues since 2017, were from platform revenue generated on www.Trxade.com. For additional information, please visit us at http://www.trxadegroup.com, http://www.trxade.com, and http://www.delivmeds.com, information on our website is not incorporated by reference into this prospectus. Information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this prospectus.

Status of new products or services.

We have a number of products and services still in development, which are described below.

InventoryRx.com. InventoryRx, launched in the first quarter of 2014, is a web-based pharmaceutical exchange platform where wholesalers can buy and sell pharmaceuticals or over-the-counter medications with each other in a systematized online sales platform. The site offers these trading partners’ greater product availability and pricing transparency. The site may also substantially improve our customers buying efficiency and lower their cost of goods on a continuous basis. This product is built into the Trxade.com platform and, accordingly, we have not generated any independent revenue from this product.

Pharmabayonline. We formed Pharmabayonline to provide proprietary pharmaceutical data analytics and governmental reimbursement benchmarks analysis to United States-based independent pharmacies and pharmaceutical databases.

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RxGuru. Our RxGuru application was launched in the first quarter of 2014 and underscores our commitment to deliver timely information to our customers at the moment before purchase. Our industry leading price prediction model, “RxGuru”, integrates product insight into pharmacy acquisition cost benchmarks (“PAC”) to ascertain trends and pricing variances which result in significant purchasing opportunities. “RX Guru” helps to predict prices and affords our members an opportunity to continuously benefit from real price purchasing opportunities that are often concealed from the rest of the industry. This product is built into the Trxade.com platform and, accordingly, this application works in conjunction with the Trxade platform but, to date, has not generated any independent revenue.

Integra Pharma Solutions, LLC. Integra is intended to serve as our logistics company for pharmaceutical distribution.

Community Specialty Pharmacy, LLC. We acquired CSP on October 15, 2018. CSP is an accredited pharmacy located in St. Petersburg, Florida and focuses upon specialty medications. The company operates with an innovative pharmacy model which offers home delivery services to any patient thereby providing convenience.

Delivmeds.com. Delivmeds.com was launched in late 2018 as a consumer-based app to provide delivery of pharmaceutical products associated with Alliance Pharma Solutions, LLC. To date, we have not generated any revenue from this product.

Bonum Health, LLC. Bonum was formed to hold certain telehealth assets acquired in October 2019. The “Bonum Health Hub” was launched in November 2019 and was expected to be operational in April 2020; however, due to the COVID-19 pandemic, at present the Company does not anticipate installations moving forward until 2021 at the earliest. The hub is a Health Insurance Portability and Accountability Act (HIPPA)-compliant booth planned to be installed at select independent pharmacies, with technology that connects patients to board-certified medical care through the Bonum Health mobile app and website portal. The Bonum Health mobile application is also available on a subscription basis, primarily as a stand-alone telehealth software application that can be licensed on a business-to-business (B2B) model to clients as an employment health benefit for the clients’ employees.

All of our product offerings are focused on the United States markets. Some products are restricted just to certain states, depending upon the various applicable state regulations and guidelines pertaining to pharmaceuticals, particularly, and drug businesses, generally. Our services are distributed through our online platform and Bonum Health Hubs.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April, many U.S. states and local jurisdictions began issuing ‘stay-at-home’ orders. For example, the state of Florida, where the Company’s principal business operations are, issued a ‘stay-at-home’ order effective on April 1, 2020, which remained in place, subject to certain exceptions, through June 2020, when the order was gradually lifted. Since that time the U.S., and Florida in particular, has seen rapid increases in the spread of COVID-19. It is currently unclear whether the state of Florida, or other jurisdictions in which we operate, will issue new or expanded ‘stay-at-home’ orders, or how those orders, or others, may affect our operations.

To date, we have been deemed an essential healthcare technology provider under applicable governmental orders based on the critical nature of the products we offer and the community we serve. As shown in our results of operations below, we have to date, not experienced any significant material negative impact to our operations, revenues or gross profit due to COVID-19. We have however experienced reductions to, and interruptions in, the delivery of supply chain pharmaceuticals that we anticipate will have a negative impact on our wholesalers and certain technology outsourcing in India and the Philippines due to the pandemic, which may become more frequent or material in the future. We are carefully managing our inventories while we work to overcome these hopefully temporary challenges. As a result of the above and other unknown issues associated with the pandemic, our sales and operating results may be adversely impacted in the coming months. The full extent of the impact of COVID-19 on our business and operations currently cannot be estimated and will depend on a number of factors including the scope and duration of the global pandemic.

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Since the start of the pandemic, we have taken steps to prioritize the health and safety of our employees. The Company’s employees started working remotely around March 17, 2020, and our corporate office is currently planned to be closed through December 31, 2020, at the earliest, unless the current situation improves.

Currently we believe that we have sufficient cash on hand and will generate sufficient cash through operations to support our operations for the foreseeable future; however, we will continue to evaluate our business operations based on new information as it becomes available and will make changes that we consider necessary in light of any new developments regarding the pandemic.

Again, although COVID-19 has had a major impact on businesses around the world, to date, we have thankfully been mostly spared from any negative impact of the pandemic. However, the future impact of COVID-19 on our business and operations is currently unknown. The pandemic is developing rapidly and the full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, as well as potential seasonality of new outbreaks.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board, or PCAOB, may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure about our executive compensation arrangements;

●	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or stockholder approval of any golden parachute arrangements;

●	extended transition periods for complying with new or revised accounting standards; and

●	the ability to present more limited financial data, including presenting only three years of selected financial data in the registration statement, of which this prospectus is a part.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (ii) the end of the fiscal year in which the market value of our Common Stock that is held by non-affiliates is at least $700 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the last day of the end of our 2024 fiscal year (5 years from our first public offering). We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act.

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We are choosing to irrevocably “opt out” of the extended transition periods available under Section 107 of the JOBS Act for complying with new or revised accounting standards, but we currently intend to take advantage of the other exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you invest.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information”.

Our Contact Information

Our executive offices are located at 3840 Land O’ Lakes Boulevard, Land O’ Lakes, Florida 34639, and our telephone number is (800) 261-0281. Our corporate website addresses are http://www.trxadegroup.com, http://www.trxade.com, http://www.delivmeds.com, and http://www.bonumhealth.com. Information contained on, or accessible through, our websites are not a part of, and are not incorporated by reference into, this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which are incorporated by reference in this prospectus. For more information, see “Incorporation of Certain Documents by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus before deciding to become a holder of our Common Stock. The risks and uncertainties described in these incorporated documents and herein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent. In that event, the trading price of our Common Stock could decline, and you may lose all or part of your investment in our Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this reoffer prospectus. These factors include, but are not limited to:

●	Risks of our operations not being profitable;
●	Claims relating to alleged violations of intellectual property rights of others;

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●	Technical problems with our websites;
●	Risks relating to implementing our acquisition strategies;
●	Our ability to manage our growth;
●	Negative effects on our operations associated with the opioid pain medication health crisis;
●	Regulatory and licensing requirement risks;
●	Risks related to changes in the U.S. healthcare environment;
●	The status of our information systems, facilities and distribution networks;
●	Risks associated with the operations of our more established competitors;
●	Regulatory changes;
●	Healthcare fraud;
●	COVID-19, governmental responses thereto, economic downturns and possible recessions caused thereby;
●	Changes in laws or regulations relating to our operations;
●	Privacy laws;
●	System errors;
●	Dependence on current management;
●	Our growth strategy; and
●	Other risks disclosed below under, and incorporated by reference in, “Risk Factors”.

You should read this prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus, and incorporated by reference herein, represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the incorporated by reference in, “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference and any prospectus supplement, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any proceeds from sales of the shares of our Common Stock covered by this prospectus by any of the selling stockholders. The proceeds from the sale of the Common Stock covered by this prospectus are solely for the accounts of the selling stockholders.

We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

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SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the selling stockholders listed below of an aggregate of up to 217,965 shares of our Common Stock previously issued under the Plan, which constitute “restricted securities” or “control securities” within the meaning of Form S-8.

The following table sets forth, as of August 14, 2020 (the “Date of Determination”), the number of shares beneficially owned by each current selling stockholder. The number of shares in the column “Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a selling stockholder currently owns or has the right to acquire within sixty (60) days of the Date of Determination. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this reoffer prospectus. The table and footnotes assume that the selling stockholders will sell all of the shares listed in the column “Number of Shares Being Offered.” However, because the selling stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus, if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the selling stockholders or to other affiliates under the Plan, we may supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

Based on 8,062,337 shares of Common Stock of the Company outstanding as of the date of this reoffer prospectus.

The address of each selling stockholder is c/o Trxade Group, Inc., 3840 Land O’ Lakes Boulevard, Land O’ Lakes, Florida 34639, unless otherwise indicated.

	Position with	Shares Beneficially Owned Prior to this Offering		Number of Shares		Shares Beneficially Owned Upon Completion of this Offering#
Name	the Company	Number	Percent	Being Offered		Number	Percent
Suren Ajjarapu (1)	Chairman and CEO	2,218,766	27.5%	123,504	(8)	2,095,262	26.0%
Prashant Patel (2)	Director, COO, and President	2,090,417	25.9%	50,000		2,040,417	25.3%
Howard Doss (3)	CFO	69,266	*	12,500	(9)	56,766	*
Donald G. Fell (4)	Director	50,455	*	8,987	(9)	41,468	*
Michael L Peterson (5)	Director	47,330	*	8,987	(9)	38,343	*
Dr. Pamela Tenaerts (6)	Director	12,112	*	8,987	(9)	3,125	*
David M. Loev (7)	Consultant	5,000	*	5,000	(9)	-	*

* less than 1%.

# Assumes all shares listed under the “Number of Shares Being Offered” column are sold.

(1) Includes (i) 1,314,129 shares owned directly by Mr. Ajjarapu, (ii) 675,000 shares owned by Mr. Ajjarapu’s wife, which Mr. Ajjarapu claims beneficial ownership of, (iii) 10,887 shares owned by the Surendra Ajjarapu Revocable Trust of 2007, which Mr. Ajjarapu claims beneficial ownership of, as Trustee, (iv) 212,500 shares owned by the Sandhya Ajjarapu Revocable Trust of 2007, which Mr. Ajjarapu claims beneficial ownership of, as Trustee, and which shares Mr. Ajjarapu is therefore deemed to beneficially own, and (v) options to purchase 6,250 shares of Common Stock granted in 2019, that are exercisable within 60 days of the Date of Determination.

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(2) Includes (i) 1,267,500 shares owned directly by Mr. Patel, (ii) 416,667 shares owned by Rina Patel, Mr. Patel’s wife, which Mr. Patel claims beneficial ownership of, (iii) 400,000 shares owned by the Patel Trust; and (iv) options to purchase 6,250 shares of Common Stock granted in 2019, that are exercisable within 60 days of the Date of Determination, which Mr. Patel claims beneficial ownership of, as Trustee.

(3) Includes 56,766 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Date of Determination.

(4) Includes 41,468 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Date of Determination.

(5) Includes 38,343 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Date of Determination.

(6) Includes 3,125 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of the Date of Determination.

(7) Address: 6300 West Loop South, Suite 280, Bellaire, Texas 77401.

(8) 49,020 of such shares are subject to forfeiture and vesting subject to the Company meeting certain performance metrics as previously agreed to between Mr. Ajjarapu and the Compensation Committee, subject to the terms of the 2019 Plan and the Restricted Stock Grant Agreement (as amended) entered into to evidence such award.

(9) Shares are subject to forfeiture and vest at the rate of 1/4th of such shares on July 1 and October 1, 2020 and January 1 and April 1, 2021, subject to such persons continuing to provide services to the Company on such dates, subject to the terms of the 2019 Plan and the Restricted Stock Grant Agreements entered into to evidence such awards.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of its transferees, distributees, pledgees or donees or their successors may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange/NASDAQ;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

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●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of our Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the Form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of our Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

From time to time, one or more of the selling stockholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock owned by them. Any such distributees, devisees or donees will be deemed to be selling stockholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders.

The selling stockholder and any broker-dealer participating in the distribution of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The selling stockholder may choose not to sell any or may choose to sell less than all of our Common Stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our Common Stock.

We will pay the expenses of the registration of our Common Stock sold by the selling stockholders, including, without limitation, SEC filing fees, compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our Common Stock will be freely tradable in the hands of persons other than our affiliates. We have notified the selling stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Sales of shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, selling stockholders may, at the same time, sell any shares of Common Stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

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DIVIDEND POLICY

We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Future dividend policy will be determined periodically by the Board of Directors based upon conditions then existing, including our earnings and financial condition, capital requirements and other relevant factors.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered in this prospectus will be passed upon for us by The Loev Law Firm, PC, Bellaire, Texas. David M. Loev, the Managing Partner of The Loev Law Firm, PC, owns 5,000 shares of Company Common Stock, which are included in this Reoffer Prospectus.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2019 and 2018, and the related balance sheets, consolidated statements of operations, consolidated statements of changes in stockholders’ equity, and consolidated statements of cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by MaloneBailey, LLP, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Except as set forth under “Legal Matters”, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus is a part and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), as filed with the SEC on March 30, 2020;

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(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the SEC on May 4, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, as filed with the SEC on July 27, 2020;

(c)	The Company’s Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on February 13, 2020; February 18, 2020; February 24, 2020; April 16, 2020; May 7, 2020; June 1, 2020; June 26, 2020; and August 4, 2020;

(d)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2020;

(e)	The description of the Company’s Common Stock contained in the section entitled “Description of Capital Stock”, included in the Company’s Form 424(b)(4) prospectus, filed with the SEC on February 14, 2020 (File No. 333-235540), including any amendment or report filed for the purpose of updating such description; and

(f)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Trxade Group, Inc.

3840 Land O’ Lakes Blvd

Land O’ Lakes, Florida 34639

Phone: 1-800-261-0281

Fax: 1-800-265-6932

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “NASDAQ: MEDS – SEC Filings” page of our website at www.trxadegroup.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The securities offered under this prospectus and any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement, is accurate only as of the date of this prospectus and prospectus supplement (if any), respectively, regardless of the time of delivery of this prospectus or any prospectus supplement, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

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TRXADE GROUP, INC.

217,965 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

The date of this reoffer prospectus is August 14, 2020.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference into this registration statement on Form S-8 (the “Registration Statement”) and are made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), as filed with the SEC on March 30, 2020;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the SEC on May 4, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, as filed with the SEC on July 27, 2020;

(c)	The Company’s Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on February 13, 2020; February 18, 2020; February 24, 2020; April 16, 2020; May 7, 2020; June 1, 2020; June 26, 2020; and August 4, 2020;

(d)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2020;

(e)	The description of the Company’s Common Stock contained in the section entitled “Description of Capital Stock”, included in the Company’s Form 424(b)(4) prospectus, filed with the SEC on February 14, 2020 (File No. 333-235540), including any amendment or report filed for the purpose of updating such description; and

(f)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

David M. Loev, the Managing Partner of The Loev Law Firm, PC, owns 5,000 shares of Company Common Stock, which are included in the Reoffer Prospectus which forms a part of this registration statement.

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Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s Board of Directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Pursuant to the Company’s Certificate of Incorporation:

●	A director of the Company shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the DGCL as the same exists or may hereafter be amended; and

●	To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our amended and certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board of Directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

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Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. The Company also maintains directors’ and officers’ insurance to insure such persons against certain liabilities. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 7. Exemption From Registration Claimed

The shares of our Common Stock that may be reoffered and resold by the selling stockholders pursuant to the reoffer prospectus included herein were granted by the Company under the Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan and were deemed to either be (1) exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering, or (2) issued under a no-sale theory.

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Land O’ Lakes, State of Florida on the 14th day of August 2020.

TRXADE GROUP, INC.

/s/ Suren Ajjarapu
By:	Suren Ajjarapu, Chief Executive Officer (Principal Executive Officer)

/s/ Howard A. Doss
By:	Howard A. Doss, Chief Financial Officer (Principal Accounting/Financial Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Suren Ajjarapu and Mr. Howard A. Doss, or any one of them, with full power of substitution, re-substitution and authority to act in the absence of the other, as his or her true and lawful attorneys-in-fact and agents, with full power for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Suren Ajjarapu	Chairman of the Board, Chief Executive Officer and Secretary	August 14, 2020
Suren Ajjarapu	(Principal Executive Officer)

/s/ Howard A. Doss	Chief Financial Officer	August 14, 2020
Howard A. Doss	(Principal Financial and Accounting Officer)

/s/ Prashant Patel	Director, President and Chief Operating Officer	August 14, 2020
Prashant Patel

/s/ Donald G. Fell	Director	August 14, 2020
Donald G. Fell

/s/ Michael L. Peterson	Director	August 14, 2020
Michael L. Peterson

/s/ Dr. Pamela Tenaerts	Director	August 14, 2020
Dr. Pamela Tenaerts

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Second Amended and Restated Certificate of Incorporation of Trxade Group, Inc.	S-1	333-234221	3.1	October 15, 2019
3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (1-for-6 Reverse Stock Split of Common Stock) filed with the Delaware Secretary of State on February 12, 2020, and effective February 13, 2020	8-K	001-39199	3.1	February 13, 2020
3.3	Amended and Restated Bylaws of Trxade Group, Inc.	10-12G/A	000-55218	3.1	July 24, 2014
*5.1	Opinion of The Loev Law Firm, PC					X
10.1***	Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan	8-K	001-39199	10.1	June 1, 2020
10.2***	Form of Stock Option Agreement (April 2020 Grants to Employees) April 14, 2020	8-K	001-39199	10.2	April 16, 2020
10.3***	Form of Restricted Stock Grant Agreement (Independent Directors 2020 Award, 2020 CFO Award and 2020 Legal Counsel) April 14, 2020	8-K	001-39199	10.3	April 16, 2020
10.4***	Restricted Stock Grant Agreement (Mr. Ajjarapu 2020 Performance Bonus)(Updated) May 5, 2020	8-K	001-39199	10.3	May 7, 2020
10.5***	Form of First Amendment to Trxade Group, Inc. 2019 Equity Incentive Plan Restricted Stock Grant Agreement (April 2020 Grants to Employees; Independent Directors 2020 Award, 2020 CFO Award and 2020 Legal Counsel)	8-K	001-39199	10.4	August 4, 2020
*10.6***	Stock Option Agreement evidencing the grant of options to purchase 15,384 shares of common stock on July 23, 2020 to Ashton Maaraba					X
*10.7***	Form of Stock Option Agreement Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan					X
*10.8***	Form of Restricted Stock Grant Agreement Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan					X
*23.1	Consent of MaloneBailey, LLP					X
*23.2	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)					X
*24.1	Power of Attorney (included on the signature page of this registration statement)					X

*	Filed herewith.

***	Indicates management contract or compensatory plan or arrangement.

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